Exhibit 10.21

150 Orchard Road

Orchard Plaza, 08-02

Singapore, 238841

T: +65 6333 7234

F: +65 6333 7235

Volition Research Limited

82Z Portland Place

London, W1B 1NS

11 August 2011

Dear Sirs

Full and Final Settlement between Volition Research Ltd and Singapore Volition Ptd. Limited.

Under the terms of the Service Agreement dated [Date] 2011 between Singapore Volition Pte. Limited (“Volition”) and Volition Research Ltd (“Research”), Volition has a debt owing to Research in the amount of US$105,000.00 (the “Debt”) for the provision of business development services over the period of the Agreement.

The Board of Volition after careful consideration proposes that an offer be made to Research to convert the amount of the Debt to 350,000 (Three hundred and fifty thousand) ordinary shares in Volition (the “Shares”) at a rate of US$0.30 per share (the “Conversion Rate”) in full satisfaction of the Debt.

By signing this letter Research hereby agrees and accepts the Shares as a full and final settlement of the Debt due under the Service Agreement and hereby releases Volition (and its parent or subsidiaries) from any further payment to Research for services under the Service Agreement.

Research warrants that in relation to the Shares that:

(a)

the Shares shall not be disposed of by Research without the prior written consent of the CEO of Volition; and

(b)

the Shares shall only be disposed of by Research in an orderly market manner.

Please indicate your acceptance of the conversion of this Debt to Shares as per the terms referred to above by signing below. By signing this letter the parties agree that a scanned or facsimile signature may substitute for and have the same legal effect as an original signature.

Yours faithfully

/s/ Cameron Reynolds

Cameron Reynolds

CEO

Singapore Volition Pte. Limited

Agreed and accepted by:

/s/ Dr. Martin Charles Faulkes.

Dr. Martin Charles Faulkes

for and on behalf of

Volition Research Limited

___________________________________________________________________________________________________________

Singapore Volition Pte. Limited

(Registered in Singapore with Company No. 201016543R)

e-mail : info@volitionrx.com  website : www.volitionrx.com